UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

MYLAN INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On October 16, 2014, Mylan Inc. (the “Company”) delivered a notice to The Bank of New York Mellon, as trustee (the “Trustee”) under the Indenture dated as of November 24, 2010, as supplemented by the First Supplemental Indenture dated as of November 29, 2011 (the “Indenture”), among the Company, the subsidiary guarantors party thereto and the Trustee, governing the Company’s 6% Senior Notes due 2018 (the “Notes”), notifying the Trustee of its election to redeem (the “Redemption”) on November 15, 2014 (the “Redemption Date”) all of the outstanding $800,000,000.00 principal amount of the Notes at a redemption price of 103.000% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest on such Notes to the Redemption Date and instructing the Trustee to provide notice of the Redemption to holders of the Notes. The redemption notice is unconditional.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: October 16, 2014	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer